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                                                                    Exhibit 99.1


[MetLife Logo]                                             NEWS
                                                           For Immediate Release

Public Relations
MetLife, Inc.
1 MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101


Contacts:       For Media:       John Calagna
                                 (212) 578-6252

                For Investors:   Tracey Dedrick
                                 (212) 578-5140


                  METLIFE BOARD OF DIRECTORS DECLARES DATE FOR
                        2005 ANNUAL SHAREHOLDERS MEETING

NEW YORK, January 19, 2005 - The board of directors of MetLife, Inc. (NYSE: MET) announced today that the company will hold its 2005 annual shareholders meeting on Tuesday, April 26, 2005. The board also established March 1, 2005 as the record date for determining shareholders entitled to vote at the meeting. The meeting will begin at 10:30 a.m. (ET) and will take place in New York City.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 8 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.
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